Exhibit 4.2

A BRITISH COLUMBIA BUSINESS CORPORATIONS ACT COMPANY
SEE REVERSE FOR CERTAIN DEFINITIONS
in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the
Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver,
British Columbia.
C0000000230 | M
SPECIMEN
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Aug 27, 2015
00000000
Number Shares
FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF
IS THE REGISTERED HOLDER OF
THIS CERTIFIES THAT
Dated:
The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Vancouver, BC or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and
College Station, TX.
Stellar Biotechnologies, Inc.
COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND COLLEGE
STATION, TX)
TRANSFER AGENT AND REGISTRAR
COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(VANCOUVER)
OR TRANSFER AGENT AND REGISTRAR
By _____________________________
Authorized Officer
By ____________________________
Authorized Officer
President and Chief Executive Officer
Chief Financial Officer
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CUSIP 85855A203
ISIN CA85855A2039
Stellar Biotechnologies, Inc.
CSAE_WIP_CQHQ_C02.mtl.pulls/000001/000001/i